Exhibit 10.35

LEASE

This Lease made as of the 29 day of October, 2010, between SHEVA 7 LLC, a New York limited liability company, having an office at 485 Seventh Avenue, Suite 777, New York, New York 10018, as landlord (“Landlord”), and I.C. ISAACS & CO., INC., a Delaware Corporation, having an office at 252 West 37th Street, 6th floor, New York, NY 10018, as tenant (“Tenant”).

W I T N E S S E T H :

WHEREAS:

1.           Landlord is the owner of the building (the “Building”) at 252 West 37th Street, New York, New York.  The Building together with the plot of land upon which it stands is referred to as the “Real Property”.

2.           Tenant desires to lease 10,500 rentable square feet on the Sixth (6th) floor of the Building indicated by outlining and diagonal markings on the floor plan annexed hereto as Exhibit 1 and designated as “Entire Sixth Floor” (excluding common areas) (the “Demised Premises”); and

3.           Landlord is willing to lease the Demised Premises to Tenant and Tenant is willing to enter into such lease all under the terms, covenants and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties agree as follows:

FIRST:                      Grant of Lease and Term.

A.           Landlord does hereby grant to Tenant upon the terms and conditions of this Lease a lease to use the Demised Premises for a term (the “Term”) to commence on the earlier of the date of delivery of possession of the Premises to Tenant with the “Move In Items” (as specifically defined in Exhibit 4 of this Lease) substantially completed (the “Commencement Date”) and to end on the last day of the calendar month in which the seventh (7th) anniversary of the Commencement Date shall occur (the “Expiration Date”), unless the Term shall sooner terminate pursuant to any of the terms or conditions of this Lease or pursuant to law. Subject to delays that are caused by, or attributable to, (i) Tenant, its employees, agents and/or contractors (ii) unavailability of materials not within Landlord’s control, or (iii) to delays that fall under the provisions of Article 17th of this Lease, Landlord agrees and acknowledges that it shall deliver the Demised Premises as required herein on or before November 30, 2010, and that Tenant may commence its “move in” on November 26, 2010, it being understood that Landlord shall provide access to a freight elevator for Tenant’s “move in” at no charge to Tenant (except that in the event Tenant’s “move in” takes place during times which are not within Business Days (as such term is defined in Article 6th(C)), then, and in that event, Tenant shall be responsible to pay to Landlord reasonable charges in connection with such “move in” to the extent it takes place during such outside Business Days times, it being further understood by Tenant that such early “move in” is being provided as an accommodation that that throughout such “move in” Tenant shall not interfere with Landlord’s performance of Landlord’s Initial Work, including, without limitation, the “Move In Items”.

B.           In the event that Landlord fails to substantially complete the “Move In Items” (as specifically defined in Exhibit 4 of this Lease) by November 30, 2010, other than due to delays that are caused by, or attributable to, (i) Tenant, its employees, agents and/or contractors (ii) unavailability of materials not within Landlord’s control, or (iii) to delays that fall under the provisions of Article 17th of this Lease, and as a result of such failure, Tenant is unable to commence occupying the Demised Premises by November 30, 2010, then, and in such sole event, Landlord shall give Tenant a one time Fixed Rent credit equal to $75,000.00, the same to be applied against the next installment(s) of Fixed Rent to be due and payable, representing liquidated damages in connection with such failure. Notwithstanding the foregoing, the parties’ other rights and obligations under this Lease shall continue to be in full force and effect.

C.           To the extent any items of Landlord’s Initial Work are not completed on or before the Commencement Date, Landlord shall, acting in good faith, promptly commence (if not already commenced) and diligently prosecute to completion such items of Landlord’s Initial Work, with no unreasonable interference with Tenant’s business operations in the Demised Premises and, to the extent reasonably necessary and/or possible, shall perform such work after hours and on other than Business Days, if the performance of such items of Landlord’s Additional Work would unreasonably interfere with Tenant’s business operations in the Demised Premises.

D.           Tenant waives any right to terminate this Lease and/or recover any damages which may result from Landlord’s failure to deliver possession of the Demised Premises to Tenant on the Commencement Date, except that in the event Landlord cannot deliver the Demised Premises to Tenant with Landlord’s Initial Work substantially completed within one hundred five (105) days after mutual execution and delivery of this Lease for any reason, or for no reason, other than due to delays caused by Tenant or pursuant to Article 17th of this Lease, then, Tenant, as its sole and exclusive remedy hereunder, may terminate this Lease upon a ten (10) day written notice, and unless Landlord delivers the Demised Premises to Tenant before expiration of said ten (10) period, this Lease and the Term shall terminate and be of no further force and effect as of the date of such notice and except for those obligations which survive expiration of the Demised Term, neither party shall have any further obligation or liability under this Lease for any period after such effective termination date, except that Landlord shall return to Tenant the Security received and held under this Lease.

E.           The term “Lease Year” shall mean (a) in the case of the initial Lease Year, a period beginning on the Commencement Date and ending on and including the last day of the calendar month in which the first (1st) anniversary of the Commencement Date occurs, and (b) for any subsequent Lease Year, the one-year period beginning on the day immediately following the expiration of the immediately preceding Lease Year and ending on the anniversary of the last day of the immediately preceding Lease Year, except that the final Lease Year shall end on the Expiration Date.

SECOND:                      Rent.

(A)            Tenant shall pay to Landlord the following fixed annual rent (the “Fixed Rent”) during the Term as follows:

(1)           Lease Year One (1), at an annual rate of Two Hundred Fifty Seven Thousand Two Hundred Fifty and 00/100 Dollars ($257,250.00) payable in equal monthly installments of Twenty One Thousand Four Hundred Thirty Seven and 50/100 Dollars ($21,437.50); and

(2)           Lease Year Two (2), at an annual rate of Two Hundred Sixty Four Thousand Three Hundred Twenty Four and 38/100 Dollars ($264,324.38) payable in equal monthly installments of Twenty Two Thousand Twenty Seven and 03/100 Dollars ($22,027.03); and

(3)           Lease Year Three (3), at an annual rate of Two Hundred Seventy One Thousand Five Hundred Ninety Three and 30/100 Dollars ($271,593.30) payable in equal monthly installments of Twenty Two Thousand Six Hundred Thirty Two and 77/100 Dollars ($22,632.77); and

(4)           Lease Year Four (4), at an annual rate of Two Hundred Eighty Nine Thousand Five Hundred Sixty Two and 11/100 Dollars ($289,562.11) payable in equal monthly installments of Twenty Four Thousand One Hundred Thirty and 18/100 Dollars ($24,130.18); and

(5)           Lease Year Five (5), at an annual rate of Three Hundred Eight Thousand Twenty Five and 07/100 Dollars ($308,025.07) payable in equal monthly installments of Twenty Five Thousand Six Hundred Sixty Eight and 76/100 Dollars ($25,668.76); and

(6)           Lease Year Six (6), at an annual rate of Three Hundred Seventy Sixteen Thousand Four Hundred Ninety Five and 76/100 Dollars ($316,495.76) payable in equal monthly installments of Twenty Six Thousand Three Hundred Seventy Four and 65/100 Dollars ($26,374.65); and

(7)           Lease Year Seven (7), at an annual rate of Three Hundred Twenty Five Thousand One Hundred Ninety Nine and 39/100 Dollars ($325,199.39) payable in equal monthly installments of Twenty Seven Thousand Ninety Nine and 95/100 Dollars ($27,099.95).

(B)            The first installment of Fixed Rent for the first full month due hereunder and the security deposit under the Lease shall be paid simultaneously upon execution of this Lease. Fixed Rent shall be payable in advance on the first (1st) day of each month of the Term without prior demand therefore and without any offset, abatement or deduction whatsoever.  Landlord shall have all of the rights and remedies at law to collect Fixed Rent and shall be paid in lawful money of the United States.

(C)            Each of Landlord and Tenant acknowledges that in lieu of an operating expense or porters’ wage escalation, commencing on the first anniversary of the Commencement Date and on every anniversary of the Commencement Date thereafter, the Fixed Rent provided for above has been increased per annum on a compounded basis.

(D)            As used in this Lease, “Additional Rent” (whether capitalized or not) shall be and consist of all sums of money, costs, expenses, or charges of any kind or amount whatsoever (other than Fixed Rent) which become due and payable by Tenant to Landlord pursuant to this Lease.  Additional Rent shall be due and payable on demand or as otherwise specified herein.  If Tenant fails to pay any Additional Rent, Landlord shall have the same rights and remedies under this Lease as in the case of non-payment of Fixed Rent.

(E)            In the event the Commencement Date occurs on a day other than the first day of month, then Tenant shall immediately pay the Landlord the prorated portion of Minimum Rent due from the Commencement date through the end of said first partial month. Notwithstanding anything to the contrary herein set forth, so long as Tenant is not in default hereunder, Tenant shall pay no Fixed Rent for a total of three (3) months as follows: the first (1st) full month of the Term, the thirteenth (13th) full month of the Term, and the twenty fifth (25th) full month of the Term; provided that if Tenant at any time during the first two (2) Lease years of the Term breaches any covenant, condition or provision of this Lease and fails to cure such breach within any applicable grace period, then, in addition to all other damages and remedies herein provided and to which Landlord may otherwise be entitled, Tenant shall forever forfeit the free Fixed Rent set to be given on the 25th full month of the Term.

THIRD:                      Use.

(A)            The Demised Premises shall be used by Tenant solely as general and executive offices and showroom and for no other purpose. Tenant acknowledges and agrees that no representations have been made to Tenant with respect to the use, if any, to which the Demised Premises may be put.

(B)            Tenant shall not use or occupy, or permit the use or occupancy of the Demised Premises or any part thereof, for any purpose other than the purpose specifically set forth in Paragraph A of this Article THIRD, or in any manner which, in Landlord’s judgment (a) shall adversely affect or interfere with (i) any services required to be provided by Landlord to Tenant or to any other tenant or occupant of the Building, or (ii) the proper and economical rendition of any such service, or (iii) the use or enjoyment or any part of the Building by any other tenant or occupant, and/or (b) shall tend to impair the character or dignity of the Building.

(C)            In the event the Demised Premises contain a glass entry door, Tenant shall make sure not to have any packing crates, boxes or other related materials visible from the outside through said glass door. No signs shall be allowed on the windows of the Demised Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or conditioned or unduly delayed.

FOURTH:                      Alterations.

(A)            Tenant shall not make (or permit any other party to make) any changes, additions, improvements, alterations or other physical changes to the Demised Premises, the Building or any portions thereof, or any of the systems therein or thereon (referred to collectively as “Alterations” and singly as an “Alteration”) without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld (and if not consented to or denied within twenty (20) days after written notice from Tenant shall be deemed approved), and in the event that Landlord grants such consent, such Alteration shall be made in compliance with all Legal Requirements and performed in a manner and at such times as Landlord reasonably designates and such Alterations or installations shall not, in any event, interfere with the use and operation of the Building by Landlord or any tenant, occupant or user thereof; provided, however, that if any such Alteration shall relates to interior cosmetic non-structural work or does not affect the Building structure or systems and does not exceed in cost the sum of $25,000 in the aggregate over a ninety (90) day period, Landlord’s consent shall not be required.   Without limiting the aforesaid, Tenant agrees that (a) prior to making any Alterations or installing of any of Tenant’s equipment in the Demised Premises, Tenant shall submit detailed plans and specifications of the planned Alteration or installation to Landlord for Landlord’s approval, provided that in no event will Landlord’s approval of such plans be deemed a representation that they comply with applicable Legal Requirements, and any such Alterations shall be made only in accordance with the plans and specifications approved by Landlord, and (b) all contractors performing any Alterations, modification or maintenance work on behalf of Tenant at the Demised Premises or in the Building shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or conditioned or unduly delayed and if, not consented to or denied within twenty (20) days, shall be deemed approved, prior to the commencement of such work.  In the event Landlord or its agents employ any independent architect or engineer to examine any plans or specifications submitted by Tenant to Landlord in connection with any proposed Alteration, Tenant agrees to pay to Landlord any reasonable out-of-pocket fees incurred by Landlord in connection therewith.  Nothing in this Lease shall be construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or material men, for the performance of any labor or the furnishing of any material for any specific Alteration to, or repair of, the Demised Premises, the Building, or any part thereof.  Any mechanic’s or other lien filed against the Building, or the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or any person claiming through or under Tenant or based upon any act or omission or alleged act or omission of Tenant or any such person shall be discharged by Tenant (by bond or otherwise) at Tenant’s sole cost and expense, within thirty (30) days after notice to Tenant of the filing of such lien. In addition to the foregoing, Tenant shall comply in all respects with the rules and regulations attached hereto as Exhibit 2 in connection with any Alterations at the Demised Premises; provided, however, that such rules and regulations are not discriminatorily applied to Tenant under this Lease.

(B)            Upon completion of any Alterations, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alterations required by any governmental authority, if required, and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such Alterations, which “as-built” plans shall be in hard copy and diskette form.  All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord, all legal requirements and the Rules and Regulations.  All materials and equipment to be incorporated in the Demised Premises as a result of any Alterations shall be of quality equal to the then existing conditions and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement.  In addition, no such changes for which the cost of labor and materials (as estimated by Landlord’s architect, engineer or contractor) is in excess of One Hundred Thousand ($100,000.00) Dollars, shall be undertaken prior to Tenant’s delivering to Landlord such security for timely lien-free completion thereof as is reasonably satisfactory to Landlord, and such Alterations shall be performed only under the supervision of a licensed architect reasonably satisfactory to Landlord.  In addition, other than with respect to Tenant’s initial Alterations, Alterations which are estimated to exceed $100,000 shall be subject to a supervisory fee which Tenant shall pay to Landlord in full prior to the commencement of such Alterations.  Such fee shall be equal to five percent (5%) of the estimated hard cost of Alterations.

(C)            All Alterations made by or on behalf of Tenant shall upon installation become the property of Landlord and shall remain and be surrendered with the Demised Premises unless Landlord, by notice to Tenant given no later than 30 days prior to the date fixed as the termination of this Lease elects to relinquish Landlord’s rights thereto and have them removed by Tenant, in which event Tenant shall remove same from the Demised Premises, at Tenant’s sole cost and expense, prior to the Expiration Date.

FIFTH:                      Repairs and Maintenance.                                                      Tenant shall, at its sole cost and expense, maintain and take good care of (i) the Demised Premises and all fixtures, installations and appurtenances contained therein and (ii) Tenant’s personal property and equipment, and all replacements and additions thereto and Tenant shall make all repairs, structural or otherwise (it being understood that structural repairs shall be Tenant’s responsibility to pay or reimburse Landlord for only to the extent attributable to acts and/or negligence of Tenant, its employees, agents and/or invitees), foreseen or unforeseen as and when needed to keep the Demised Premises, and Tenant’s personal property and equipment in good order and repair. Landlord shall have no obligation to maintain, repair, operate or safeguard Tenant’s equipment. Landlord shall be responsible for structural repairs and repairs to all utility systems serving the Demised Premises and the Building (including, without limitation, the roof, exterior walls, structural elements and utility and other Building systems), unless such repairs are attributable to acts and/or negligence of Tenant, its employees, agents and/or invitees.

SIXTH:                      Utilities and Services.

(A)            Electric Current.

(1)           Landlord shall furnish electrical energy to or for the use of Tenant in the Demised Premises for the operation of lighting fixtures and standard office equipment, or as Landlord shall otherwise permit to be installed in the Demised Premises, which permission shall not be unreasonably withheld or conditioned or unduly delayed, through the feeders, wiring installations and facilities heretofore installed in the Building and, to the extent not previously installed, shall install one (1) submeter to measure Tenant’s consumption of electrical energy (including that furnished for air conditioning to the Demised Premises).  Tenant shall pay to Landlord, as Additional Rent hereunder, on demand made from time to time but no more frequently than monthly, for its use of electrical energy in the Demised Premises as evidenced by the aforesaid submeter(s), based upon both consumption and demand factors, at the average rate then payable by Landlord to the Utility Company (as defined below), plus an amount equal to five percent (5%) thereof to reimburse Landlord for its overhead, administration, and supervision in connection therewith.  For purposes of this Article SIXTH, the rate to be paid by Tenant shall include any taxes, energy charges, demand charges, fuel adjustment charges, rate adjustment charges, or other charges actually imposed in connection therewith.  If any tax is imposed upon Landlord’s receipts from the sale or resale of electrical energy to Tenant by any federal, state, city or local authority, the pro-rata share of such tax allocable to the electrical energy service received by Tenant shall be passed onto and paid by Tenant as Additional Rent if and to the extent permitted by law.  Tenant expressly acknowledges that the electricity for the hot-water heater providing hot water to the lavatory of the Demised Premises shall be measured on Tenant’s submeter(s) and, accordingly, that all electrical charges therefor shall be paid by Tenant.

(2)           If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building (the “Utility Company”) or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability unless resulting from the intentional acts (or refusals to act) or gross negligence of Landlord, shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord’s agents.

(3)           Tenant covenants that at no time shall the use of electrical energy in the Demised Premises exceed the capacity of the existing feeders or wiring installations then serving the Demised Premises.  In furtherance of the foregoing and to avert any possible adverse effect upon the Building’s electrical system, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or perform, or permit the making or performing of, any alteration to connections, capacity risers, switches, wiring installations or other electrical facilities in or serving the Demised Premises.  If Tenant requires additional electrical capacity, Landlord shall, subject to this paragraph C and in particular to Landlord’s approval, not to be unreasonably withheld, provide additional capacity at Tenant’s sole cost and expense, provided such additional capacity shall be permitted by all laws, rules and regulations and shall not have an adverse effect upon the Building’s electrical system or the availability of adequate electrical capacity for the other occupants thereof.

(4)           Landlord may, at any time, elect to discontinue the furnishing of electrical energy.  In the event of any such election by Landlord (a) Landlord agrees to give not less than 60 days advance notice of any such discontinuance to Tenant, (b) Landlord agrees to permit Tenant to receive electrical service directly from the Utility Company supplying electrical service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Premises to be used by Tenant for such purpose to the extent they are available, suitable and safely capable, (c) Landlord agrees, at Tenant’s sole cost and expense, (i) to install any necessary electrical meter equipment and (ii) to perform any necessary rewiring, and (d) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent except as expressly provided in this Subsection, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Landlord agrees not to discontinue the furnishing of electric energy to Tenant unless Landlord discontinues the furnishing of electric energy to each of the similarly situated tenants of the Building nor to effectuate such discontinuance unless and until alternate sources of electric energy are then available to Tenant in the Building.

(B)            Elevators.  If all or any portion of the Demised Premises is located on other than the ground floor of the Building, Landlord, at Landlord’s expense, shall have a passenger elevator subject to call at all times.  Landlord shall not be required to furnish any operator service for automatic elevators.  If Landlord shall, at any time, elect to furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service with the same effect as if Landlord had never elected to furnish such service.

(C)            Heat.  Landlord, at Landlord’s expense, shall furnish heat to the Demised Premises, as and when required by law, on business days from 8:00 A.M. to 5:00 P.M (“Business Days”).

(D)            Air Conditioning and Ventilation.  Landlord will provide and install a 24-hr, Tenant controlled, air-cooled package A/C unit, not subject to Building hours or any restrictions, other than as specifically provided herein or under applicable law. Tenant, at its sole cost and expense, shall be required to maintain a service contract for the maintenance and repair of the HVAC system in the Premises. If said HVAC System is not a new system with all normal and customary guarantees and warrantees being obtained for Tenant’s benefit, Landlord shall make all repairs and replacements to the compressor and other major portions of the HVAC System unless such repairs and replacements are attributable to acts and/or negligence of Tenant, its employees, agents and/or invitees.

(E)            Cleaning.  Tenant shall, at Tenant’s expense, keep the Demised Premises, including the inside portion of the windows, clean and in good order, to the reasonable satisfaction of Landlord, and for that purpose shall employ the person or persons, corporation or other entity reasonably approved by Landlord, it being understood that Tenant may use its own  employees to clean the Demised Premises.  All portions of the Demised Premises used for the storage, preparations, service or consumption of food or beverages shall be cleaned daily and exterminated against infestation by vermin, roaches and rodents regularly and, in addition, whenever there shall be evidence of any infestation.

(F)            Water.  If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory and pantry purposes, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes.  Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter installation equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant as Additional Rent.  Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant as Additional Rent.  Tenant covenants and agrees to pay the water, sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the Demised Premises or the realty of which they are a part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The parties agree that such charges are currently One Hundred and Nine and 38/100 ($109.38) Dollars per month, but that they may be reasonably increased by Landlord, from time to time, to reflect increases pursuant to applicable law.  The bills rendered hereunder by the Landlord shall be payable by Tenant as Additional Rent.    Independently of and in addition to any of the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

(G)            Overtime Periods; Service Failure.  The Fixed Rent does not reflect or include any charge to Tenant for the furnishing or distributing of any necessary elevator facilities, heat, conditioned air or mechanical ventilation to the Demised Premises during periods (referred to as “Overtime Periods”) other than the hours and days set forth above in this Article for the furnishing and distributing of such services.  Accordingly, if Landlord shall furnish any such elevator facilities, heat, conditioned air or mechanical ventilation to the Demised Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord for such services at the standard rates then fixed by Landlord for the Building or, if no such rates are then fixed, at reasonable rates determined by Landlord in Landlord’s sole discretion.  Landlord shall not be required to furnish any such services during Overtime Periods, unless Landlord has received reasonable advance notice from Tenant requesting such services.  Regardless of whether Tenant gives Landlord reasonable advance notice requesting such services during any Overtime Periods, failure by Landlord to furnish or distribute any such services during such Overtime Periods, or failure of Landlord to distribute any such services during business hours on business days, shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise.

(H)            Sprinklers.  Anything elsewhere in this Lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business or the location of partitions, trade fixtures or other contents of the Demised Premises, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature.  In addition, Tenant shall pay to Landlord as Additional Rent the sum of One Hundred and Nine and 38/100 ($109.38) Dollars on the first day of each month during the term of this Lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

(I)            Rubbish Removal.  Landlord or its designated agent shall on Business Days only, and at Tenant’s sole cost and expense, remove or cause to be removed from the Demised Premises and the Building, Tenant’s refuse and rubbish on Business Days only.  By 5:00 PM on Business Days, Tenant shall deposit such rubbish in a sealed receptacle in the lobby next to the freight elevator on the floor of the Building on which the Demised Premises are located in a location designated by Landlord.  The charge for such service shall be paid by Tenant directly to “Landlord’s garbage removal vendor” (as such term is hereinafter defined) as Additional Rent on demand, the garbage removal charges for the Demised Premises at the garbage removal vendor’s then established rates for the Building.  In the event that Tenant requires garbage removal services other than ordinary daily trash removal, Tenant can request Landlord to provide additional garbage removal services at the Landlord’s vendor’s then established rates for the Building.  Such removal of the refuse and rubbish shall be subject to such rules and regulations, as in the reasonable judgment of Landlord, are necessary for the proper operation of the Building.  In addition, any removal of “in bulk” debris by Landlord or its agent shall be done for a reasonable additional charge as determined and billed by Landlord or its garbage removal vendor [and such sums shall be paid by Tenant directly to Landlord or Landlord’s garbage removal vendor (at Landlord’s option) as Additional Rent on demand in addition to all the other sums payable under this Article].  Tenant shall at its sole cost and expense comply with any and all recycling rules and regulations as required by any municipal authority or applicable legal requirements.  For purposes of this Lease, the “Landlord’s garbage removal vendor” shall mean the Building’s approved cleaning contractor. If there shall, at any time, be more than one garbage disposal vendor in the Building, Tenant shall have the right to choose which of such vendors it uses.

(J)            Landlord’s Right to Stop Service.  Landlord reserves the right to stop the service of the heating, air conditioning, ventilating, elevator, plumbing, electrical, communications or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which, in the judgment of Landlord are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed.  Landlord agree to use its commercially reasonable efforts not to unreasonably delay the prompt commencement and diligent completion of any such repairs, replacements and improvements and, to the extent commercially reasonably possible, cause the same to be made with the least possible inconvenience to Tenant. The exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

(K)            Building Attendant.  In addition to any other Additional Rent payable by Tenant under this Lease, so long as Landlord shall provided guard and/or other lobby attendant services in the Building, Tenant shall pay to Landlord as Additional Rent the sum of Two Hundred Eighteen and 00/100 ($218.75) Dollars on the first day of each month during the term of this Lease as Tenant’s portion of the cost to provide guard and/or other lobby attendant service (as Landlord so elects) at the Building.

(L)            In addition to any other Additional Rent payable by Tenant under this Lease, Tenant shall pay to Landlord as Additional Rent the sum of $200.00 covering both Tenant's directory listing in the Building lobby and Tenant's signage outside the Demised Premises, and a similar charge for any change thereof. Tenant shall have access to the Building and the Demised Premises 24 hours per day, 365 days per year.

SEVENTH:                      Condition of the Demised Premises & Landlord’s Initial Work.

(A)            Except as provided in the following paragraph (B) below, Tenant shall take the Demised Premises in the “as is” condition that the Demised Premises shall be in on the Com.mencement Date and Landlord shall have no obligation to do any work or perform any installations in order to prepare the Demised Premises for Tenant’s occupancy.

(B)            Subject to the provisions of Article First herein, on or before the Commencement Date and, with respect to items other than the “Move In Items”, within a reasonable time thereafter , Landlord shall cause the work set forth in Exhibit 4 attached hereto to be done in the Demised Premises (collectively, “Landlord’s Initial Work”).

(C)            Landlord’s Initial Work shall be equal to standards adopted by Landlord for the Building and otherwise at per the plan attached herein, and shall constitute a single, non-recurring obligation on the part of Landlord and shall be completed on or about the Commencement Date (provided Landlord’s failure to complete Landlord’s Initial Work by the Commencement Date shall not, except as herein specifically provided, affect the Commencement Date or date upon which rent commences).  In the event this Lease or the Term is renewed or extended for a further term by agreement or operation of law, Landlord’s obligation to perform such work shall not apply to such renewal or extension.

(D)            So long as the same does not excessive inconvenience to Tenant. Landlord may enter the Demised Premises to perform the foregoing work and installations, and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant form any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of Tenant’s business or otherwise. Landlord shall, as a part of Landlord’s Initial Work, cause the windows in the Demised Premises to be washed, inside and outside and all windows placed in good working order .

(E)            Tenant shall not interfere with construction and/or construction crew members and/or any contractors used by Landlord and shall communicate in writing and only with Landlord’s authorized personnel regarding said construction.

(F)            In the event Tenant, its employees, agents and/or contractors cause any delays to the commencement or completion of Landlord’s Initial Work due to (i) any interference with Landlord’s Work, or (ii) Tenant’s failure to timely furnish any items Tenant is obligated to supply, prior to commencement of Landlord’s Work (including, but not limited to, light fixtures, A/C units, etc.), then, and in any such event, the Commencement Date and/or Free Rent period, if any, shall not be deemed to be extended, it being understood that the Commencement Date shall be deemed to be the date on which Landlord’s Work could have been completed, but for Tenant’s interference, failure and/or delay as set forth herein. Notwithstanding the foregoing, subject to Landlord’s reasonable rules and regulations, Tenant shall be entitled to enter into the Demised Premises for the purpose of installing telephone and other cabling and to perform such other minor items of construction that will not interfere with Landlord’s Initial Work, without the same constituting its acceptance of the Demised Premises.

EIGHTH:                      End of Term.

(A)            Tenant shall vacate the Demised Premises upon the Expiration Date broom clean and in good order and in the same condition that the Demised Premises existed on the Commencement Date, ordinary wear and tear and damage by casualty excepted, and Tenant shall, on or prior to the Expiration Date, remove all of Tenant’s personal property and all other property and effects of Tenant and all persons claiming through or under Tenant from the Demised Premises and the Building and Tenant shall repair all damage to the Demised Premises and the Building occasioned by such removal.   Landlord shall have the right to retain any property and effects of Tenant or such person which shall remain in the Demised Premises after the Expiration Date and any net proceeds from the sale thereof, without waiving any of Landlord’s rights with respect to any “Event of Default” (as hereinafter defined) by Tenant.  If the date upon which the Demised Term shall expire, terminate or end shall fall on a Sunday or holiday, then Tenant’s obligations under the first sentence of this Article EIGHTH shall be performed on or prior to the Saturday or business day immediately succeeding such Sunday or holiday.  Tenant’s obligations under this Article EIGHTH shall survive the Expiration Date.

(B)            Should Tenant (or anyone claiming through or under Tenant) remain in possession of the Demised Premises after the Expiration Date or sooner termination of the Term, then, Tenant shall be deemed a tenant at sufferance, and, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord’s right to demonstrate and collect any damages suffered by Landlord and arising from the failure of Tenant (or anyone claiming through or under Tenant) to surrender the Demised Premises as provided herein, Tenant shall pay to Landlord as liquidated damages for each month or portion of a month during which Tenant holds over in the Demised Premises after the Expiration Date or sooner termination of this Lease, a sum equal to two (2) times the aggregate of that portion of the Fixed Annual Rent and Additional Rent which was payable under this Lease during the last month of the Term (which amount Landlord and Tenant presently agree in the minimum to which Landlord would be entitled and is presently contemplated by them as being fair and reasonable under such circumstances and not a penalty).  Nothing herein contained shall be deemed to permit Tenant (or anyone claiming through or under Tenant) to retain possession of the Demised Premises after the Expiration Date or sooner termination of the Term, and no payment made by Tenant in connection with such period shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article.  The provisions of this Article EIGHTH shall survive the Expiration Date or sooner termination of this Lease.  The preceding shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York.

(C)            Tenant expressly waives for itself and for other persons claiming through or under Tenant any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings, which Landlord may institute to enforce the provisions of this Article.

NINTH:                      Assignment and Subletting.

(A)            Except as specifically herein provided, Tenant may not assign, mortgage, hypothecate or transfer this Lease (or any interest therein), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or conditioned or unduly delayed (and if not consented to or denied within twenty (20) days after written notice from Tenant shall be deemed approved).  The sale, pledge, transfer or other alienation of (a) any of the issued and outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the counter market) or (b) any interest in any partnership or joint venture of Tenant, however accomplished, and whether in a single transaction or in a series of related and/or unrelated transactions, resulting in a change of more than forty-nine (49%) percent of the then issued and outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the-counter market) or the interests in any partnership or joint venture of Tenant, however accomplished, and whether in a single transaction or in a series of related/unrelated transactions, shall be deemed, for the purposes of this Article NINTH, as an assignment of this Lease which shall require the prior consent of Landlord in each instance.  Tenant shall not sublet the Demised Premises (or any portion thereof), or permit anyone to use or occupy the Demised Premises (or any portion thereof) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned or unduly delayed (but subject to the conditions set forth in Article Ninth(C). No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant’s liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability.

(B)            Tenant shall have the right, without the prior consent of Landlord, to permit the use or occupancy of all or any part of the Demised Premises by any subsidiary or affiliate of Tenant named herein for the use permitted in this Lease only for such period as it shall remain such subsidiary or affiliate.  For the purposes of this Article: (a) a “subsidiary” of Tenant named herein shall mean any corporation not less than fifty-one (51%) percent of whose outstanding voting stock at the time shall be owned by Tenant named herein, and (b) an “affiliate” of Tenant named herein shall mean any corporation, partnership or other business entity which controls or is controlled by, or is under common control with Tenant named herein.  For the purpose of the definition of “affiliate” the word “control” (including, “controlled by” and “under common control with”) as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity, whether through the ownership of voting securities or contract.  However, no such use and occupancy shall be valid unless, Tenant shall give the required prior notice to Landlord of any such use or occupancy of all or any part of the Demised Premises and such use or occupancy shall be subject and subordinate to all of the terms, covenants and conditions of this Lease.  No such use or occupancy shall operate to vest in the user or occupant any right or interest in this Lease or the Demised Premises.

(C)            If at any time during the Term, Tenant desires to assign this Lease or to sublet all, or substantially all, of the Demised Premises, Tenant shall notify Landlord in writing of such desire and shall offer to vacate the entire Demised Premises and to surrender this Lease to Landlord as of a date specified in said offer (the “Surrender Date”), which date shall be the last day of any calendar month during the Term and not earlier than thirty (30) days and not later than one hundred eighty (180) days after the giving of such notice by Tenant.  Landlord may accept such offer by notice to Tenant given within thirty (30) days after the receipt of such notice from Tenant.  Failure of Landlord to so notify Tenant within said thirty (30) day period, time being of the essence as to such date, shall be deemed to be a rejection by Landlord of such offer.  If Landlord accepts such offer, (i) the Expiration Date shall be deemed to mean the Surrender Date, and Tenant shall vacate and surrender to Landlord all of Tenant’s right, title and interest in and to the entire Demised Premises, on the Surrender Date, and the same shall be delivered to Landlord in broom clean condition, free and clear of all tenancies and occupancies and (ii) in the event Tenant fails to timely and properly surrender and vacate the Demised Premises to Landlord on the Surrender Date, the same shall constitute a holdover and be subject to the term of Article EIGHTH hereof.  In the event Landlord does not accept the offer of Tenant referred to in this Paragraph C, then Landlord agrees not to unreasonably withhold or delay its consent to the related proposed assignment or subletting, provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

(1)           the proposed assignee is a reputable party of a financial standing which, in Landlord’s reasonable judgment, will allow such proposed assignee to meet its obligations under this Lease as they become due; the nature and character of the proposed assignee, its business activities and intended use or the Demised Premises are in keeping with the use permitted hereunder and the then standards of the Building; and the proposed assignment does not violate any negative covenants as to use contained in any other lease made with any other tenant(s) of the Building;

(2)           neither the proposed assignee or subtenant, nor any corporation or other entity which controls or is controlled by such assignee or subtenant or is under common control with such assignee or subtenant is then a tenant or occupant of any part of the Building or a person or entity then (or has been in the immediately prior six (6) months) negotiating with Landlord to lease space in any portion of the Building;

(3)           Tenant shall pay to Landlord a sum equal to fifty percent (50%) of (a) any rent or other consideration paid to Tenant (or any affiliate, parent or subsidiary or principal of Tenant) by any subtenant (or any affiliate, parent, subsidiary or principal of subtenant) (excluding, without limitation, rent for furniture, fixtures or leasehold improvements) which is in excess of the Fixed Rent and Additional Rent then being paid by Tenant to Landlord pursuant to the terms of this Lease (which is allocable to the space being sublet), and (b) any other profit or gain realized by Tenant (or any affiliate, parent or subsidiary or principal of Tenant) from any such assignment or subletting, whether for the sale of this Lease or by way of sale of furniture, fixtures or leasehold improvements to the extent that the price thereof received, however the same shall be designated, exceeds Tenant’s depreciated or amortized tax basis for such furniture, fixtures or leasehold improvements or otherwise for federal income tax purposes, but less reasonable attorneys’ fees and brokerage or leasing commissions incurred by Tenant in connection with such assignment or subletting.  All sums payable hereunder by Tenant shall be paid to Landlord as Additional Rent immediately upon receipt thereof by Tenant (or any affiliate, parent or subsidiary or principal of Tenant) and if requested by Landlord, Tenant and the assignee or subtenant, as the case may be, shall promptly enter into a written agreement with Landlord setting forth the amount of Additional Rent to be paid to Landlord pursuant to this Article NINTH.  For the purposes hereof, if only part of the Demised Premises is sublet, then the rent then being paid therefor by Tenant to Landlord shall be deemed to be only that fraction thereof that the area of said sublet space bears to the entire Demised Premises;

(4)           there shall be no default by Tenant under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any such assignment or subletting is requested (it being understood, however, that Tenant’s cure of such default prior to effective date of the assignment or the proposed sublease shall be deemed compliance herein) and on the effective date of the assignment or the proposed sublease;

(5)           the proposed assignee or subtenant shall not be (a) a government or any subdivision or agency thereof, (b) a school, college, university or educational institution of any type, whether for profit or non-profit, (c) an employment agency, (d) a provider of medical services of any kind, (e) a provider of stock brokerage, underwriting or banking services except as general and executive offices and not as a branch open to the public or (f) any not-for-profit institution;

(6)           Tenant shall reimburse Landlord for any reasonable out-of-pocket expenses that may be incurred by Landlord in connection with the proposed assignment or sublease (if Landlord’s consent is required), including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or subtenant and legal fees and disbursements incurred in connection with the requested consent to the assignment or sublease (whether or not such consent is granted), including, without limitation, legal fees of Landlord’s counsel, legal fees of counsel to the holder of any superior mortgage and/or superior lease to the extent their consent to such proposed assignment or sublease is required under the superior mortgage or superior lease, and fees charged by the holder of any superior mortgage or superior lease;

(7)           the Demised Premises shall not, without Landlord’s prior consent, have been publicly listed or publicly advertised for subletting at a rental rate less than the prevailing rental rate set by Landlord for primary space in the Building;

(8)           such proposed subletting shall not result in there being more than four (4) occupants in the Demised Premises (including Tenant) at any one time, and Tenant shall be responsible for making any alterations to the Demised Premises to comply with the Americans with Disabilities Act (the “ADA”), as a result of such subletting;

(9)           a copy of the proposed Sublease Agreement or Assignment and Assumption shall be delivered to Landlord and shall be in form and substance reasonably acceptable to Landlord; and

(10)           Tenant and the subtenant or assignee, as the case may be, shall enter into Landlord’s then standard form of Consent Agreement which Consent Agreement shall not modify or amend the terms of this Lease.

TENTH:                      Landlord Access.

(A)            (1)

(1)           Landlord and its agents shall have the following rights in and about the Demised Premises: (i) to enter the Demised Premises at all times to examine the Demised Premises or for any of the purposes set forth in this Article TENTH or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease, or complying with any Legal Requirement which Landlord is obligated to comply with hereunder, and if Tenant, its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary or permissible by reason of an emergency, to use a master key or to forcibly enter the Demised Premises; (ii) to erect, install, use and maintain pipes, ducts and conduits in and through the Demised Premises; (iii) to exhibit the Demised Premises to others; (iv) to make such decorations, repairs, alterations, improvements or addition to the Building and/or the Demised Premises (including, without limitation, performance of Landlord’s Initial Work), or to perform such maintenance to the Building and/or the Demised Premises, including, but not limited to, the maintenance of all heating, air conditioning, ventilating, elevator, plumbing, electrical, telecommunication and other mechanical facilities, as Landlord may deem necessary or desirable; (v) to take all materials into and upon the Demised Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and (vi) to alter, renovate and decorate the Demised Premises at any time during the Demised Term if Tenant shall have removed all or substantially all of Tenant’s property from the Demised Premises.  The lessors under any superior lease and the holders of any mortgage shall have the right to enter the Demised Premises from time to time through their respective employees, agents, representatives and architects to inspect the same or to cure any default of Landlord or Tenant relating thereto.   Landlord shall have the right, from time to time, to change the name, number or designation by which the Building is commonly known which right shall include, without limitation, the right to name the Building after any tenant of the Building.

(2)           Supplementing the provisions of this Paragraph A, Landlord, agrees that, except in cases of emergency, any entry upon the Demised Premises shall be made at reasonable times, and only after reasonable advance notice (which may be mailed, delivered or left at the Demised Premises, notwithstanding any contrary provisions of this Lease), and any work performed or installations made by Landlord shall be made with reasonable diligence and any such entry, work or installations shall be made in a manner designed to minimize interference with Tenant’s normal business operations (however, nothing contained in this Section shall be deemed to impose upon Landlord any obligation to employ contractors or labor at so-called overtime or other premium pay rates).

(B)            Landlord’s Reservation of Rights to Portions of the Building:  All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air conditioning, ventilating, plumbing, electrical, telecommunication and other mechanical facilities, closets, service closets and other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Landlord.  Landlord also reserves the right at any time to change the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided any such change does not permanently and unreasonably obstruct Tenant’s access to the Demised Premises.  Nothing contained in this Article TENTH shall impose any obligation upon Landlord with respect to the operation, maintenance, alteration or repair of the Demised Premises or the Building.

(C)            Access to Third Parties:                                            Landlord and its agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department of the City, State or Federal Governments.  Neither anything contained in this Article TENTH, nor any action taken by Landlord under this Paragraph (C), shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

(D)            No Actual or Constructive Eviction:  The exercise by Landlord or its agents or by the lessor under any superior lease or by the holder of any mortgage of any right reserved to Landlord in this Article TENTH shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any superior lease or upon the holder of any such mortgage, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

ELEVENTH:                                Legal Compliance.

(A)            Tenant agrees that its use of the Demised Premises and the installation, operation and maintenance of  Tenant’s personal property and equipment shall at all times, at Tenant’s expense, comply with all applicable “Legal Requirements”, and the orders and requirements of all “Government Authorities”.  The term “Legal Requirements” shall mean all present and future laws, codes, ordinances, statutes, requirements, orders and regulations, ordinary and extraordinary, foreseen and unforeseen, of any Governmental Authority (hereinafter defined) and all directions, requirements, orders and notices of violations thereof.  The term “Governmental Authority” shall mean the United States of America, the State of New York, the County of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over Landlord, Tenant, the use of the Demised Premises or the Building.

(B)            In addition to the aforesaid, Tenant shall (i) not generate, store, install, dispose of or otherwise handle any substance, waste or material which is deemed hazardous, toxic, a pollutant or contaminant, under any Legal Requirement now or hereinafter in effect (referred to herein as “Hazardous Substances”) in the Demised Premises, or in or around the Building, in any manner contrary to any applicable Legal Requirements (except to the extent of di minimus quantities if such use is commonplace in Tenant’s business and Tenant complies with all Legal Requirements in connection with the use and storage thereof); (ii) not install or place in the Demised Premises any asbestos or asbestos-containing materials; and (iii) at Tenant’s cost and expense remove, clean-up and remedy any Hazardous Substance in the Demised Premises or the Building to the extent and in the manner required by any applicable Legal Requirements, if the presence of such Hazardous Substances resulted from the action or inaction of Tenant, its employees, contractors, subcontractors, agents, occupants or invitees.  Tenant shall not remove, clean up, abate, or disturb any asbestos or asbestos-containing material in or about the Demised Premises except as Landlord shall direct.

TWELFTH:                      Casualty and Condemnation.

(A)            In the event that the Demised Premises shall be damaged by fire or other casualty, Landlord shall may either elect to repair such damage or terminate this Lease, provided Landlord terminates the leases of all other similarly situated tenants within the Building, at Landlord’s sole discretion. In the event Landlord intends to repair the damage Landlord shall give Tenant notice that it intends to repair such damage within ninety (90) days of such damage or casualty, and in such event, this Lease shall remain in full force and effect provided that Landlord shall, upon receipt by Landlord of insurance proceeds, undertake such repairs with reasonable diligence.  If the Tenant shall be unable to use all or substantially all of the Demised Premises or Tenant’s equipment by reason of a fire or casualty then, during such period of inability the Fixed Rent, increases therein or other sums payable by Tenant to Landlord shall abate until the earlier of the thirtieth (30th) day after the date (i) such damage is repaired or (ii) Tenant begins to use Demised Premises for the conduct of business (as opposed to restoration) or (iii) this Lease and the Demised Term shall end as provided in this Article TWELFTH, provided, however, that in the event that only a portion of the Demised Premises is so rendered unusable then, the Fixed Rent shall be abated in the same portion that the usable portion of the Demised Premises bears to the total amount of the Demised Premises.  In the event that Landlord shall not give notice that it intends to repair such damage or, if Landlord gives such notice but does not complete such repair or restoration within ninety (90) days of the date of the casualty, then, Tenant shall have the option, by notice to Landlord within thirty (30) days after the initial ninety (90) day period, to terminate this Lease in which event this Lease shall terminate and be of no further force and effect as of the date of such notice and except for those obligations which survive expiration of the Demised Term, neither party shall have any further obligation or liability under this Lease for any period after such effective termination date.

(B)            Notwithstanding anything contained in this Lease to the contrary, in the event that any of the following listed events shall occur (sometimes referred to herein as the “Termination Events”), then, after written of termination from Landlord as set forth below, this Lease and the Demised Term shall terminate and be of no further force and effect as of the effective date that this Lease shall so terminate, provided Landlord also terminates the leases of all other similarly situated tenants within the Building.  For the purposes hereof the Termination Events shall be any of the following:

(1)           if (a) the Demised Premises or (b) the Building shall be damaged by fire or other casualty (whether or not in such instance the Demised Premises shall be so damaged) and Landlord shall decide not to repair or restore such damage in which event the Term shall terminate on a date set forth in a notice by Landlord to Tenant given within thirty (30) days after such damage or other casualty terminating this Lease and the Term (i) as of the date of such fire or casualty, if the Demised Premises was damaged thereby, or (ii) a date set forth in Landlord’s notice; or

(2)           the Demised Premises or a substantial part of the Building shall be acquired or condemned by any legal authority or for public use or purpose in which event the Lease granted hereunder shall terminate upon a notice by Landlord to Tenant given within thirty (30) days after notice thereof terminating this Lease and the Term as of the date of such taking and Landlord shall be entitled to the entire award therefor.

(C)            Anything in Sections (A) and (B) above to the contrary notwithstanding, Landlord’s obligation to repair and restore the Demised Premises shall (I) be limited to the mechanical and structural elements of the Building and the outer walls, ceiling and floor of the Demised Premises and Landlord’s Initial Work, it being understood that (i) Tenant alone shall be required to repair and restore all betterments and improvements (including Tenant’s Alterations) and all personal property of Tenant in the Demised Premises, with reasonable dispatch after any casualty, and (ii) Fixed Rent and Additional Rent shall cease as to all or any portion of the Demised Premises following a casualty affecting the Demised Premises only until such time as Landlord shall have repaired and restored the foregoing elements of the Demised Premises for which Landlord is responsible to the limited extent hereinabove set forth and (II) not commence until Landlord has received actual proceeds.

THIRTEENTH:                                Indemnity and Insurance.

(A)            Tenant covenants and agrees to defend, protect, indemnify and hold harmless Landlord, Eretz Group, LLC, and each of their agents, and the agents, servants and employees of each of the foregoing and such other entities as may be designated by the Landlord (individually, “Indemnitee” and collectively the “Indemnitees”) from and against each and every claim, demand, cause of action, liability, cost, damage, loss, penalty, fine, judgment or expense (including, but not limited to, attorneys’ fees and expenses incurred in defense of the Indemnitees) which (i) may be made, asserted, brought or recovered by any person, firm or corporation arising out of any death or bodily or personal injury (including sickness or disease) or any damage to property to the extent caused by, resulting from or in any way directly or indirectly incidental to or in connection with the use of the Demised Premises or the operation of the Tenant’s equipment, and/or any act, omission or negligence of Tenant and its agents contractors or employees and (ii) shall arise or result from or be incurred in connection with or in any way be incidental to (1) any material breach by Tenant of its obligations under this Lease or (2) any violation of any Legal Requirement or any fine, penalty or governmental order issued to or enforced against Landlord or any Indemnitee by any relevant Governmental Authority with regard to such violation; the term “expense” shall include, but not be limited to, any reasonable attorneys’ fees or expenses incurred by Landlord in connection with the aforesaid and attorneys’ fees or expenses incurred in connection with any action to recover such attorneys’ fees or expenses.  The obligations of Tenant hereunder shall survive the expiration, cancellation or termination of this Lease and the Term.

(B)            Tenant shall obtain and keep in full force and effect during the Term at its own cost and expense (i) insurance against loss or damage by fire and other casualty to all betterments and improvements and all personal property of Tenant in the Demised Premises, under then available standard forms of “all-risk” insurance policies, in an amount equal to ninety percent (90%) of the replacement value thereof, with such commercially reasonable deductible(s), not to exceed $50,000, as may be determined by Tenant in its reasonable discretion, (ii) commercial general liability insurance with a broad form liability endorsement including coverage for contractual liability, and (iii) business income (interruption) insurance in such amounts as Landlord shall reasonably require but in no event less than an amount equal to the sum of (a) Fixed Rent plus (b) estimated Additional Rent, payable for the then Lease Year occurring during the Term.  Said commercial general liability insurance shall provide coverage on an occurrence basis with a minimum limit of liability of (u) (I) $1,000,000 per occurrence for bodily injury (including death), single limit liability and (II) $1,000,000 for bodily injury (including death) in any one occurrence; and (2) $500,000 per occurrence in respect of property damage (including, without limitation, water damage and sprinkler leakage legal liability).  Said commercial general liability insurance is to be written without the inclusion of any defense costs within the limit of liability, and shall name Landlord and Landlord’s managing agent, Eretz Group, LLC, LASALLE BANK NATIONAL ASSOCIATION, as Trustee for those certain Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-Top 16 C/O Wells Fargo Bank, N.A. and ARBOR SR WEST 35TH  LLC c/o Arbor Commercial Mortgage, LLC and any other Superior Mortgagee (which Tenant has received written notice of) as additional insureds and Tenant as insured, against any and all claims for bodily injury (including death), personal injury, or property damage.  All of the aforesaid insurance and the Extra Insurance coverage shall be written in form reasonably satisfactory to Landlord by one or more good and solvent insurance companies of recognized standing admitted to do business in the State of New York, rated by A.M. Best Co., Inc., or any successor thereto (or if there be none, an organization having a national reputation) as having a “Best’s Rating” of at least “A-” and a financial size of at least “Class IX.”  Tenant shall pay all premiums and charges therefor and upon failure to do so, Landlord may, but shall not be obligated to, make such payments, in which event Tenant agrees to pay the amount thereof to Landlord on demand, as Additional Rent.  An appropriate certificate on an Acord Form 27 evidencing the aforesaid insurance coverage shall be delivered to Landlord, together with (i) evidence that such insurance is in full force and effect and the premiums therefor have been paid in full, and (ii) any endorsements thereto, simultaneously with Tenant’s initial delivery to Landlord of this Lease, as executed by Tenant, and thereafter renewals or replacements thereof shall be delivered to Landlord at least 15 business days prior to the expiration of any expiring policy (in each case evidencing that all such insurance is in full force and effect and the premiums therefor have been paid in full).  Such insurance policy shall contain a provision that no act or omission of Tenant or Landlord or Landlord’s managing agent will affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the insurance afforded thereunder shall not be canceled, nonrenewed, modified or coverage thereunder reduced except upon thirty (30) days’ prior written notice to Landlord.  The proceeds of policies providing “all risk” property insurance for Tenant’s property, betterments and improvements shall be payable to Landlord, Tenant and the holder of each Superior Mortgage and Superior Lease, as their interests may appear.  Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall promptly execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance monies.  In the event Tenant shall fail to obtain such insurance, Landlord may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Tenant to Landlord upon demand as Additional Rent.  Landlord shall also have the right, at any time and from time to time during the Demised Term on not less than fifteen (15) days’ notice to Tenant, to require that Tenant increase the amounts and/or kinds of coverage required to be maintained under this Article THIRTEENTH to the amounts and/or kinds of coverages then required by landlords of comparable buildings in the area in which the Demised Premises are located.

(C)            Each party agrees to use its good faith efforts to include in each of its policies insuring against loss, damage or destruction by fire, a waiver of the insurer’s right of subrogation against the other party in connection with any loss or damage covered by any such policy or permission to release third parties from liability resulting from such casualties.  If such waiver or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall promptly so notify the other party.  In any case in which such waiver or permission shall cease to be obtainable without additional charge, if the other party shall so elect and shall pay the insurer’s additional charge therefor, such waiver or permission shall be included in the policy.

(D)            Each party hereby releases the other party, its partners, agents and employees with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, its partners, agents or employees for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the Demised Term but only if and to the extent to which (assuming no deductibles) such party is covered under a policy of collectible insurance containing a waiver of subrogation provision or permission as provided in Article TWELFTH hereof or this Article THIRTEENTH.  If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration, then provided the first party’s right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party’s insurance against such loss, damage or destruction shall be offset against the second party’s liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

(E)            The waiver of subrogation or permission referred to in Subsections (C) and (D) of this Article shall extend to the partners, agents and employees of each party and, in the case of Tenant, shall also extend to all other permitted occupants of the Demised Premises, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge).  Nothing contained in this Article shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of Fixed Rent provided for elsewhere in this Lease.

(F)            Any employee of the Building to whom property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property nor for the loss of or damage to any property of Tenant by theft or otherwise.

FOURTEENTH:                                Subordination.                                This Lease and all of Tenant’s rights hereunder shall remain, subject and subordinate in all respects to all ground or underlying leases now or hereafter in effect and to all mortgages which may now or hereafter affect such leases and/or the Building and/or the Real Property, and to all advances made or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, correlations, replacements and extensions of, and substitutions for, such leases and mortgages.  The foregoing provisions of this Article shall be self-operative and no further instrument of subordination shall be required.  Tenant hereby agrees to modify this Lease to incorporate any reasonable modifications to this Lease requested by a Mortgagee of the Building and/or Real Property provided the same does not increase the obligations of Tenant hereunder (other than to an immaterial extent) or decease the obligations of Landlord hereunder.

FIFTEENTH:                                Landlord Liability Limitation.                                                      Landlord shall incur no liability of any kind whatsoever to Tenant or to any person, firm or corporation claiming by, through or under Tenant in connection with this Lease or the revocation thereof, or the use by Tenant of all or any portions of the Demised Premises or the Building.   Landlord shall have no responsibility or liability for any loss or damage that may occur to Tenant’s property or effects while located in the Demised Premises or the Building unless such damage is due to the negligence of Landlord.  No general or limited partner, officer, director, employee or shareholder of Landlord or any agent thereof shall be personally liable for the performance of Landlord’s obligation under this Lease.  The liability of any Landlord’s obligation under this Lease shall be limited to Landlord’s equity interest in the Building, and Tenant shall not look to any of Landlord’s other assets for enforcement or satisfaction of any such obligation, nor shall Tenant seek recourse for such enforcement or satisfaction against any general or limited partner, member, officer, director, employee or shareholder of Landlord or any agent thereof.  Tenant acknowledges and agrees that (i) Landlord shall not be obligated to provide security or any other type of protection for any equipment, personal property or installation in the Demised Premises, (ii) neither Landlord nor its agents shall be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, act of terrorism, court order, requisition or other order of governmental body or authority, or for any damage or inconvenience which may arise through maintenance, repair or alteration of any part of the Building.   Landlord and Tenant agree that (except for a holdover by Tenant or someone claiming through or under Tenant) neither party shall be liable to the other for any special or consequential damages, including lost profits or revenues, as a result of such parties’ default of its obligations under this Lease, provided that nothing contained herein shall otherwise limit, modify or violate any claim or remedy in law or equity by one party hereof against the other by reason of a breach or default in the other’s obligations under this Lease.

SIXTEENTH:                                Default/Remedies.

(A)            If at any time prior to or during the Term, any one or more of the following events (referred to as “Events of Default”) shall occur:  (i) if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any other sums due Landlord hereunder, and such default shall continue for a period of five (5) days after notice by Landlord to Tenant of such default, or (ii) if Tenant shall default in the observance or performance of any term, covenant or condition (other than the covenants to make payment of Fixed Rent or other sums due Landlord) of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default; or (iii) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or such proceeding shall be commenced against Tenant or Tenant shall be adjudicated a bankrupt or insolvent, or Tenant shall file or there shall be filed against Tenant any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for Tenant or of all or any part of Tenant’s property; or (iv) intentionally omitted; or (v) if Tenant shall desert or abandon the Demised Premises or Tenant’s equipment; or (vi) if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise except as provided in Article NINTH hereof  then, upon the occurrence, at any time prior to or during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord’s option, may give to Tenant a five (5) days’ notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the expiration date of the Term and this Lease, but Tenant shall remain liable for damages and all other sums payable pursuant to law.  Any notice given by Landlord to Tenant under this Article SIXTEENTH shall be deemed a “ten day notice to quit” under the provisions of Section 713 of the Real Property Actions and Proceedings Law. Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease based upon the failure of Tenant to pay Rent unless Tenant shall have failed to pay Rent hereunder, after notice, as aforesaid, on more than two (2) occasions in any twelve (12) month period.

(B)            In the event that this Lease shall end, Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this Lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises including Tenant’s equipment and Landlord, at Landlord’s option, may release the whole or any part or parts of the Demised Premises, from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the expiration date  of the Demised Term, at such rental or rental fees or otherwise and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine.  Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law.  Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

SEVENTEENTH:                                Inability to Perform.  If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, Legal Requirement or any orders of any Government Authority, or any other cause beyond Landlord or Tenant’s reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord or Tenant, as the case may be, is unable to perform, fulfill or is delayed in fulfilling any of their respective obligations under this Lease or any instrument collateral thereto, then the performance or observance of such obligation shall be suspended to the extent of and during the duration of such inability and (i) no such inability or delay shall constitute an actual or constructive eviction of Tenant, in whole or in part, or entitle Tenant to any abatement or diminution of any of the Fixed Rent or any other sum due Landlord from Tenant hereunder, or (ii) no such inability or delay shall relieve Landlord or Tenant, as the case may be, from any of their respective obligations under this Lease which are not affected by such inability or delay, or impose any liability upon Landlord, or Tenant as the case may be, or their agents, by reason of inconvenience or annoyance to the other party, or injury to or interruption of Tenant’s business, or otherwise.  The provisions of this Article SEVENTEENTH shall not apply to the obligations of either Landlord or Tenant to pay any monies due the other party.  Landlord and Tenant, as the case may be applicable, each agrees to employ reasonable diligence to eliminate the cause of any inability or delay referred to in this Article, however, the provisions of this sentence shall not apply in the event of any strike or labor dispute and neither party shall be required to employ labor at overtime or any other premium pay rates unless there is a danger or threatened danger to the health or safety of any occupant of the Building or the environmental condition thereof.

EIGHTEENTH:                                Notices.                      Any bills, statements, notices, demands, requests or other communications given or required to be given pursuant to this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail, return receipt requested, or overnight mail, addressed (a) to Tenant (i) at the address set forth above or (ii) at any place where Tenant or any agent of Tenant may be found if mailed subsequent to Tenant’s vacating, abandoning or surrendering the Demised Premises, with a copy to Michael D. Passe, Esq., 18 East 41st Street, 10th Floor, New York, New York 10017 or (b) to Landlord at the address set forth above, with a copy to Moshe Assis, Esq., 485 7th Avenue, Suite 717, New York, New York 10018. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been mailed as provided herein.  Either party shall have the right to change its address for notices hereunder provided it gives prior written notice of such change in accordance with this Article 18th.

NINETEENTH:                                Miscellaneous.

(A)            This Lease embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein.  This Lease may not be modified, amended or terminated, and Tenant’s obligations hereunder shall in no way be discharged, except as expressly provided in this Lease or by written instrument executed by the parties hereto.  This Lease shall be governed by and construed in accordance with the laws of the State of New York.  This Lease shall not be binding or effective until this Lease is executed and delivered by Landlord and Tenant.  This Lease may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

(B)            The term “business days” as used in this Lease shall exclude Saturdays, Sundays and holidays, the term “Saturdays” as used in this Lease shall exclude holidays and the term “holidays” as used in this Lease shall mean all days observed as legal holidays by the New York State Government, the Federal Government or any union servicing the Building.  The terms “Person” and “persons” as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their own behalf or in a representative capacity.  If any term, covenant or condition of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term, covenant or condition shall not be affected thereby.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

(C)            Landlord and Tenant mutually represent and warrant to the other that they had no dealings with any brokers, consultants, individuals or any other entities in the negotiation and/or consummation of this Lease other than   The Lansco Corporation. Landlord and Tenant hereby mutually agree to indemnify and hold the other party harmless from and against any claims, costs, expenses (including, without limitation, legal fees) and other liabilities incurred by the other party by reason of any claim or action for a commission or fee or other compensation by any person or broker in connection with this Lease with whom the indemnifying party may have dealt.  The provisions of this Paragraph (C) shall survive the expiration or earlier termination of the Demised Term and this Lease.

(D)            This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and (in the case of Tenant, permitted) assigns.

(E)            Tenant shall have no right to record this Lease.

(F)            Tenant shall comply with all reasonable building rules Landlord may from time to time adopt and of which Landlord shall notify Tenant thereof.  A copy of the current rules is attached hereto as Exhibit 3.

(G)            Tenant shall not at any time prior to or during the Term either directly or indirectly use any contractors or labor or materials whose use in Landlord’s reasonable judgment would create or creates any difficulty with other contractors or labor employed by Tenant or Landlord or others in the construction, maintenance or operation of the Demised Premises or the Building.  Tenant covenants and agrees that prior to and throughout the Term, it shall not take any action which would violate Landlord’s union contract of which Tenant has notice, if any, affecting the Building, nor create any work stoppage, picketing, labor disruption or dispute, or any interference with the business of the Landlord or any other tenant or occupant in the Building or with the rights and privileges of any person(s) lawfully in said Building, nor cause any impairment or reduction of the good name of the Building.  Any default by Tenant under this Article shall be deemed a material default entitling Landlord to exercise any or all of the remedies provided for herein, at law and in equity

(H)            Wherever in this Lease it is provided that either party shall not unreasonably withhold consent or approval or shall exercise its judgment reasonably, and if no specific time period is given, such consent or approval or exercise of judgment shall also not be unreasonably delayed and if not given or denied within the time period specified, or if no time period is specified, within ten (10) days, approval shall be deemed denied.

(I)            Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer or development rights with respect to the Demised Premises including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of the City of New York effective December 15, 1961, as amended) with respect to the Demised Premises, which would cause the Demised Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Land or the Building. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request and, in connection therewith, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute any such certificate or instrument for and on behalf of Tenant.

(J)            If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(K)            In the event of a breach or threatened breach by either party of any of the covenants or provisions of this Lease, the other party shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.  Mention in this Lease of any particular remedy shall not preclude either party from any other remedy, at law or in equity.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed, or in the event of Landlord’s obtaining possession of the Demised Premises by reason of Tenant’s violation of the provisions of this Lease.  Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any other action or proceeding to evict the Tenant or otherwise recover possession of the Demised Premises (other than a so-called “compulsory” counterclaim) and Tenant hereby waives the right to interpose any counterclaim or counterclaims in any such proceeding(s) (other than a so-called “compulsory” counterclaim). Tenant hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Tenant in respect of this Lease.

(L)            Tenant agrees to pay Landlord upon demand, as Additional Rent, a sum equal to all reasonable costs and expenses (including reasonable attorneys’ fees, costs of investigation and disbursements) incurred by Landlord to enforce any or all of its rights hereunder, specifically including the cost of collecting sums due, whether or not an action or proceeding is commenced, or levying and collecting on any judgment or arbitration award in Landlord’s favor. Notwithstanding the foregoing, if Landlord and Tenant are involved in any litigation regarding the performance of any of their obligations under this Lease, the unsuccessful party by final unappealable order, decree or judgment by a court of competent jurisdiction in such litigation shall reimburse the successful party for all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the successful party in connection with obtaining such final unappealable order, decree or judgment, it being agreed and understood, however, that a dismissal of a summary proceeding brought by Landlord which dismissal is based on a “technicality” (as opposed to “on the merits”, or if Landlord’s case is found to be frivolous) shall not entitle Tenant to its legal fees expended therein.

(M)            If the Tenant is a corporation (other than one whose shares are regularly and publicly traded on a recognized stock exchange), partnership or other entity other than an individual, Tenant represents that the authority and power to vote the majority of its entire outstanding capital stock or other controlling interest belongs to and is vested in the person(s) executing this Lease or members of his or their immediate family.

(N)            Except as otherwise expressly set forth herein, Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Demised Premises in accordance with the terms hereof.  Tenant agrees that the provisions of this Paragraph is intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

(O)            If any of the rents payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any applicable law, ordinance, order, rule, requirement or regulation, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease).  Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

(P)            Tenant represents that it is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and authorized to maintain and conduct its business under the laws of the State of  New York and that the party executing this Lease on its behalf is authorized to so execute this Lease and bind Tenant.

(Q)            Tenant shall be permitted to install a sign with its name on the entry door to the Demised Premises, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld.  Any such sign installed by (or at the direction of) Tenant shall be removed by Tenant on or prior to the expiration or earlier termination of this Lease.  The installation and removal shall be done at Tenant’s sole cost and expense, and any damages caused thereby shall be immediately repaired by Tenant, at Tenant’s sole cost and expense.

(R)            Tenant shall be entitled to two (2) listings in the Building’s directory.  Landlord shall install such initial listings at Tenant’s sole cost.  Any subsequent changes to those listings which Tenant desires to make shall be subject to Landlord’s approval.  If such desired changes are approved, Landlord shall implement such changes at Tenant’s cost, which Tenant shall pay to Landlord, as additional rent, within ten (10) days after receipt of written demand therefor.

(S)            LATE PAYMENT BY TENANT: If a default in payment of any such installment shall continue for a period of ten (10) days or more, more than twice in any given twelve (12) month period, then, and in such event, at the election of Landlord, and without further notice to or demand from the Tenant, the whole of the Rent and Additional Rent hereby reserved for the term then remaining unpaid shall immediately become due and payable. In addition, in the event Tenant fails to pay any installment of the Minimum Rent or Additional Rent when due an such default shall continue for ten (10) days, then in addition to any other remedy which Landlord shall be entitled to exercise under the law, in equity or under this Lease, Tenant shall pay as Additional Rent a late charge of five (5%) percent of the dollar amount in default or five-hundred ($500.00) per month, whichever is greater upon demand by Landlord. Furthermore, in the event Tenant issues a bad check, Landlord shall be entitled to collect as Additional Rent, a $200.00 service charge. In the event of any failure on the part of Tenant to pay any Additional Rent, Landlord shall have all the rights, powers, and remedies provided for in this Lease, at law, in equity or otherwise, in the case of nonpayment of Fixed or Minimum Rent. Nothing herein shall be construed to extend the due dates of Tenant’s payments under this Lease, or to waive any rights or remedies of Landlord in the event of Tenant’s late payment. Tenant’s obligation to pay Fixed Rent and Additional Rent shall survive the expiration of the Lease term or earlier termination thereof. Tenant further agrees and acknowledges that any late charge imposed hereunder is fair and reasonable and complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of rent to Landlord by Tenant and that the same does not constitute a penalty of any kind.

TWENTIETH:                                Security.  The sum of One Hundred Ninety Two Thousand Nine Hundred Thirty Seven and 50/100 Dollars ($192,937.50) representing security (referred to as “Security”) for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed is due and payable at the time of the execution and delivery of this Lease.  In the event of any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed including, but not limited to, any default in the payment when due of any monthly installment of the Fixed Rent or increase in the Fixed Rent payable pursuant to the provisions of Articles TWENTY-FIRST or TWENTY-SECOND or of any additional rent, Landlord may use or apply all or any part of the Security for the payment to Landlord for Tenant’s account of any sum or sums due under this Lease, without thereby waiving any other rights or remedies of Landlord with respect to such default.  Tenant agrees to replenish all or any part of the Security so used or applied during the Term.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security shall be returned to Tenant after the date fixed as the end of the Lease and  after  delivery  of entire possession of the Demised Premises to Owner.    Tenant agrees that, unless required by law or by the general policies of lending institutions in New York City, Landlord shall not be required to deposit the Security in an interest-bearing savings account and shall deposit the same with a New York bank selected by Landlord..  Tenant agrees that Tenant shall not assign or encumber any part of the Security, and no assignment or encumbrance by Tenant of all or any part of the Security shall be binding upon Landlord, whether made prior to, during, or after the Term.  Landlord shall not be required to exhaust its remedies against Tenant or against the Security before having recourse to any other form of security held by Landlord and recourse by Landlord to any form of security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity.  In the event of any sale, assignment or transfer by Landlord named herein (or by any subsequent Landlord) of its interest in the Building as owner or lessee, Landlord (or such subsequent owner) shall have the right to assign or transfer the Security to its grantee, assignee or transferee and, in the event of such assignment or transfer, Landlord named herein, (or such subsequent Landlord) shall have no liability to Tenant for the return of the Security and Tenant shall look solely to the grantee, assignee or transferee for such return.  A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence.  Notwithstanding anything to the contrary set forth in the foregoing provisions of this Article, Landlord shall be entitled to retain the one (1%) percent administrative fee permitted by law to be retained by landlords with respect to security deposits.  Provided that Tenant is not then in default under this Lease after applicable notice and expiration of any applicable grace period, Landlord shall return (or credit) to Tenant on the fourth (4th) anniversary of the Commencement Date, a portion of the Security held under the provisions of this Article 20th equal to Eighty Five Thousand Seven Hundred Fifty and 00/100 Dollars ($85,750.00), and as a result thereof the Security hereunder shall be then reduced to One Hundred Seven Thousand One Hundred Eighty Seven and 50/100 Dollars ($107,187.50); further provided, however, that in the event of two (2) defaults by Tenant under this Lease (and failure to cure beyond applicable notice and cure periods in each instance) which defaults occur subsequent to such reduction in the amount of Security, Landlord shall entitled to demand restoration of the amount of Security so reduced to the original amount of Security under this Lease as of the Commencement Date and Tenant shall so restore said amount within ten (10) day after written demand thereof.

TWENTY-FIRST:                                Tax Escalation.

(A)            Definitions:  In the determination of any increase in the Fixed Rent under the provisions of this Article, Landlord and Tenant agree that the following terms shall have the following meanings:

(1)           The term “Tax Escalation Year” shall mean each fiscal year commencing July 1st and ending on the following June 30th which shall include any part of the Term.

(2)           The term “Taxes” shall mean the sum of the real estate taxes and assessments, water and sewer rents, Business Improvement District  taxes, charges and assessments, and special assessments, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, imposed, assessed and/or levied upon the Building and/or the plot of land on which the Building stands (the “Land”) and any rights or interests appurtenant thereto payable by Landlord during any Tax Year.  If at any time during the Term the methods of taxation prevailing at the time of the commencement thereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the real estate taxes, assessments, levies, impositions or charges now levied, assessed or imposed, there shall be levied, assessed or imposed a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or on the rents, licenses or other charges received with respect to the Demised Premises, the Land or the Building, then all such taxes, assessments, levies, impositions or charges payable shall be deemed to be included within the term “Taxes” for the purposes hereof.  A copy of the tax bill of The City of New York or other taxing authority imposing Taxes on the Land or the Building shall be sufficient evidence of the amount of Taxes.  Notwithstanding the fact that the aforesaid Additional Rent is measured by Taxes, such amount is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Taxes for any reason whatsoever.

(3)           The term “Tenant’s Proportionate Share” shall mean Eight and 00/100 (8.00%) Percent.

(4)           The term “Landlord’s Basic Tax Liability” shall mean a sum equal to Taxes, as finally determined, payable for the calendar year 2011 comprising of (i) the second half of the fiscal tax year of the City of New York commencing on July 1, 2010 and ending on June 30, 2011 and (ii) the first half of the fiscal tax year of the City of New York commencing on July 1, 2011 and ending on June 30, 2012.

(B)            If Taxes payable in any Tax Escalation Year shall be in such amount as shall constitute an increase above Landlord’s Basic Tax Liability, the Fixed Rent for such Tax Escalation Year shall be increased by a sum equal to Tenant’s Proportionate Share of any such increase.  Tenant shall pay any such amounts owing to Landlord pursuant to the foregoing provisions of this Article within ten (10) days after the submission by Landlord to Tenant of a bill therefor, setting forth the sum owed by Tenant and the supporting calculation therefore. Tenant’s obligation to make such payments shall survive the expiration or sooner termination of this Lease.  All sums payable under this Article shall, unless otherwise elected by Landlord, be collectible by Landlord in the same manner as Fixed Rent.

(C)            Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the real property.  Tenant shall pay, as additional rent, Tenant’s Proportionate Share of the all reasonable expenses allocable to any tax reduction during the term of this Lease, within 30 days of the furnishing to Tenant of a statement of such expenses by Landlord, provided that Tenant’s Proportionate Share of such expenses does not exceed Tenant’s savings as a result of such tax reduction.  If, after Tenant shall have paid Tenant’s Proportionate Share of Taxes with respect to any Tax Escalation Year, Landlord shall receive a refund of any portion of the Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall promptly after receiving such refund pay Tenant Tenant’s Proportionate Share of the refund, after deducting any and all reasonable expenses incurred by Landlord in connection with said refund including, without limitation, reasonable attorneys’ fees, court, or other administrative costs and disbursements incurred by Landlord in connection with any such refund.

TWENTY-SECOND:                                           Intentionally Omitted.

TWENTY-THIRD:                                           Right to Cure Defaults.

If Tenant shall fail to comply fully with any of its obligations under this Lease (including, without limitation, its obligations to make repairs, maintain public liability and other insurance and comply with all legal requirements), after applicable notice and the expiration of any applicable grace period, Landlord, without thereby waiving such default and without liability to Tenant, may, but shall not be obligated to, perform the same for the account and at the expense of Tenant without notice in case of emergency and upon five (5) days’ prior notice in all other cases.  Landlord may enter the Demised Premises at any time to cure any default.  Bills for expenses incurred by Landlord in connection with any such performance or involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law, including any costs, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, including reasonable attorneys’ fees and disbursements, together with interest on the amount of such costs, expenses and disbursements at the highest rate permitted by law, shall be paid by Tenant as Additional Rent on demand.

TWENTY-FOURTH:                                           Consents.

Wherever in this Lease Landlord’s consent or approval is required and Landlord has agreed therein that such consent or approval shall not be unreasonably withheld, if Landlord shall refuse such consent or approval (in such cases)  Tenant in no event shall be entitled to and shall not make any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval.  Tenant’s sole remedy in such circumstance shall be an action or proceeding to enforce any such provision by way of specific performance, injunction or declaratory judgment.

TWENTY-FIFTH:                                           Guaranty.

Intentionally Omitted.

TWENTY-SIXTH:                                           Change of Location: Intentionally Omitted.

TWENTY-SEVENTH:                                           Certificate of Tenant.

Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, the lessor under any Superior Lease and/or the holder of a Superior Mortgage, as the case may be, execute, acknowledge and deliver to Landlord or any other person, firm or corporation specified by Landlord, a written instrument (an “Estoppel Certificate”) in the form as may be reasonably required by Landlord, the lessor under any such Superior Lease and/or the holder of any such Superior Mortgage.

TWENTY-EIGHTH:                                           Glass.

Landlord shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Demised Premises.

TWENTY-NINETH:                                           Intentionally Omitted.

THIRTIETH:                                Future Condominium Conversion

Tenant acknowledges that the Building and the land of which the Premises form a part may be subjected to the condominium form of ownership prior to the end of the Term of this Lease, which condominiumization may be commercial or residential in nature, or a combination thereof. Tenant agrees that if, at any time during the Term, the Building and the land shall be subjected to the condominium form of ownership, then, this Lease and all rights of tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the “Declaration”) which shall be recorded in order to convert the Building and the land of which the Premises form a part to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real property Law of the State of New York or any successor thereto, provided that such declaration does not materially reduce Tenant’s rights, or materially increase Tenant’s obligations set forth in this Lease. If any such Declaration is to be recorded, Tenant, upon request of Landlord, shall enter into an amendment of this Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Real Estate taxes payable during the Landlord’s Basic Tax Liability and Tenant’s Proportionate Share, as such terms are defined in Article 21 hereof.

THIRY-FIRST:                                Shoring

Tenant shall permit any person authorized to make an excavation on land adjacent to the Building containing the Premises to do any work within the Premises necessary to preserve the wall of the Building from injury or damage, at such authorized person’s cost, and Tenant shall have no claim against Landlord for damages, eviction or abatement or rent by reason thereof.

THIRTY-SECOND:                                           Eminent Domain

(A)
Total Condemnation:  If the whole of the Premises shall be acquired or condemned by reason of eminent domain for any public or quasi-public use or purpose, or access thereto shall be materially affected, then,  the Term shall cease and terminate as of the dated of title vesting in such proceeding and all rentals shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired Term, but have such claim against condemning authority.

(B)             Partial Condemnation:  If any part of the Premises shall be acquired or condemned by reason of eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation renders the Premises unusable in the reasonable judgment of Tenant for the business of Tenant, then the Term shall cease and terminate as of the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired Term, but may make such claim against condemning authority.  In the event of a partial taking or condemnation which is not extensive enough to render the Premises unusable for the business of Tenant, then Landlord shall promptly restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect.

(C)             Landlord's Damage:  In the event of any condemnation or taking as here before provided, whether whole or partial, Tenant shall not be entitled to any part of the award, except as specifically provided below and Landlord is to receive the full amount of such award.

(D)           Tenant's Damages:  Tenant shall have the right to claim and recover from the condemning authority but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in account of any and all damage to Tenant's business by reasons of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.  Rent shall be abated to reflect Tenant’s use of actual area of the Premises during any period of partial taking or condemnation.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

LANDLORD	SHEVA 7 LLC

By:
Name:
Title:

TENANT	I.C. ISAACS & CO., INC.

By:
Name:
Title:
Tax ID Number:

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Within New York State)

State of New York                                )
                :ss.:
County of  Queens                               )

On the 29th day of Oct., in the year 2010, before me, the undersigned, personally appeared Livia Goldenberg,  personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Catherine O’Toole
(Signature and Office of individual taking acknowledgment)

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Outside of New York State)

State, District of Columbia, Territory,
Possession or Foreign Country
_____________________________):ss.:

On the _____ day of _______ in the year _________, before me, the undersigned, personally appeared _______________________________________________, personally known to me or proved tome on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________.  (Insert the city or other political subdivision and the state or country or other place the acknowledgment was taken.)

(Signature and Office of individual taking acknowledgment)

EXHIBIT 1

This floor plan is annexed to the Lease and made a part thereof solely to indicate by outlining and diagonal markings the Demised Premises.

[TO BE PROVIDED BY LANDLORD]

EXHIBIT 2

Construction Rules and Regulations

The following rules and regulations must be followed while working at the building:

1.	All general contractors and subcontractors must be approved by the management which approvals shall not be unreasonably withheld or conditioned.

2.	All trades must be compatible with existing building labor and jurisdictions.

3.	Plans and specifications must be reviewed and approved by the management prior to work commencement which approvals shall not be unreasonably withheld or conditioned.

4.	All insurance certificates must be delivered to the building office before any work commences (Public Liability and Workers’ Compensation).

5.
The workday is Monday to Friday, 8:00 a.m. to 5:00 p.m.  Overtime standby for one freight elevator operator or one building engineer shall be charged at the then prevailing hourly rate for the building (which rates are currently as set forth in the annexed schedule).  Requests to work after hours and on weekends must be made in writing 24 hours in advance.  All after hour and weekend work must be supervised by a building employee.

6.	All demolition shall be done after normal building hours.

7.	Debris shall be removed daily off construction floor and out of building.

8.	A $500.00 clean-up deposit is required (refundable) for every approved project.

9.	Protection of public areas must be set up, e.g.: dust control, carpet protection, wall protection and public toilets.

10.	Maximum daytime delivery shall be one hour per tenant project.

11.
All trades must sign in/out daily and use the freight car to enter and leave the job site.  Use of the tenant’s restrooms is prohibited.  Trades shall use the bathroom facilities as designated by Landlord or Building Manager.

12.	All construction shall comply with the most recent New York City Building Codes.

13.	All pertinent construction work permits shall be filed for and submitted to management before any work may proceed.

14.
Upon completion of any alteration requiring NYC Department of Buildings approval, a complete set of signed/sealed as-built drawings and Cadd must be submitted to management.  All required certificates of completion shall be obtained from the proper City Agency and submitted to the Building Manager.

15.	There shall be a per cycle charge (off-on) of $500.00 for sprinkler alteration (drain down refill).

16.	All through floor pipe work, cutting, chopping, channeling or boring must be done on overtime and have prior written approval of upper or lower floor tenant and management.

17.	All trades requiring licenses (e.g.: plumbers, electricians) must present a valid license to building management prior to entering the work site.

18.
If any tenant alteration affects the current fire alarm system to the extent of speakers, strobes, pull stations, warden stations or any other accessories to the system, the tenant shall be responsible to modify and upgrade the system to comply with all current codes.  All work shall be performed by the contractor designated by Building Management.

NOTE:
All electrical, plumbing and HVAC must be field checked by building engineer before any tie-ins can be made.  If you have any questions regarding policy or procedures, please contact Elliot Aharonoff at (212) 971-4000.

“CONTRACTOR REQUIREMENTS”

Insurance requirements for a Contractor performing work on premises 252 West 27th Street, NEW YORK, NEW YORK

A Certificate of Insurance should be supplied by the contractor naming Landlord, Landlord’s Mortgagee and Managing Agent as Additional Named Insureds as respects the General Contractors and his sub-contractors’ Commercial General Liability Policies, with the following minimum limits:

LANDLORD:  SHEVA 7 LLC; AS MANAGING AGENT: ERETZ GROUP, LLC, AS ADDITIONAL INSUREDS.  ADDITIONALLY, ALSO INCLUDE THE FOLLOWING AS NAMED ADDITIONAL INSURED:  LASALLE BANK NATIONAL ASSOCIATION as Trustee for those certain Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-Top 16 C/O Wells Fargo Bank, N.A. and ARBOR SR WEST 35TH  LLC, c/o Arbor Commercial Mortgage, LLC.

$1,000,000 – (PER OCCURRENCE) SUBJECT TO;
$2,000,000 – GENERAL AGGREGATE [*ON A PER PROJECT BASIS]
$1,000,000 – PRODUCTS – COMPLETED OPERATIONS
$1,000,000 – PERSONAL AND ADVERTISING INJURY
$   100,000 – FIRE, DAMAGE LEGAL LIABILITY
$     10,000 – MEDICAL EXPENSE LIMIT

The following endorsements should be evidenced:

1.             Notice of Occurrence
2.	Knowledge of Occurrence
3.	Unintentional Errors and Omissions

Evidence of the following should be included on the Certificate:

1.	Commercial Automobile Liability with a minimum Combined Single Limit of $1,000,000 for “bodily injury” and “property damage”.

2.	Excess *Umbrella* Liability at a minimum limit of $5,000,000 with a self-insured retention not to exceed $10,000.

3.	Workers Compensation & Employers Liability

4.	New York State Disability Benefits (DBL)

EXHIBIT 3

RULES AND REGULATIONS

(a)           The rights of tenants in the entrances, corridors, elevators of the Building are limited to ingress to and egress from the tenants’ premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it reasonably deems best for the benefit of the tenants generally.

(b)           The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such Tenant.

(c)           The Landlord may refuse admission to the Building outside of Business Hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary Business Hours to register. Tenant’s employees, agents and visitors shall be permitted to enter and leave the building whenever appropriate arrangements have been previously made between the Landlord and the Tenant with respect thereto. Each tenant shall be responsible for all persons for whom such person requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for injury or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule.

(d)           No tenant shall obtain or accept or use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided always that charges for such services by persons authorized by the Landlord are reasonable. Such services shall be furnished only at such hours, in such places within the tenant’s premises and under such regulations as may be reasonably fixed by the Landlord.

(e)           No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant’s premises.

(f)           There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards. All deliveries to tenants, except mail, shall be made to such place as Landlord shall designate and shall be distributed to tenants only during the hours from 8:00 a.m. to 12:00 noon and 2:00 p.m. to 4:00 p.m., Monday through Friday (excluding national and State holidays).

(g)           All entrance doors in each tenant’s premises shall be left locked when the tenant’s premises are not in use. All windows in each tenant’s premises shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant’s premises. Tenant shall not tamper with or adjust tamperproof or covered thermostats which have been preset by Landlord to control the operation of the air conditioning system. All such adjustments shall be made only by Landlord.

(h)           No noise, including the playing of any musical instruments, radio or television, which, in the reasonable judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking (except in a small “galley” with a Dwyer unit or similar equipment) shall be done in the Tenant’s premises except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

(i)           Tenant shall not permit any cooking or food odors emanating from the demised premises to seep into other portions of the Building.

(j)           No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

(k)           Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the demised premises or the Building at places visible from anywhere outside or at the entrance to the demised premises without first obtaining Landlord’s written consent thereto, such consent to be at Landlord’s sole discretion, but nothing contained herein shall prohibit Tenant from displaying its name and logo within the demised premises, subject to Landlord’s reasonable consent to same. Any such consent by Landlord shall be upon the understanding and condition that Tenant will remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the demised premises or the Building caused thereby.

In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs, signs and lettering on doors shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant identifying the Building which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

(l)           No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect, unless duplicate keys are submitted to Landlord (except keys to a small vault or security area). Duplicate keys for a tenant’s premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant’s lease, all keys to the tenant’s premises and toilet rooms shall be delivered to the Landlord.

(m)           No tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant except in connection with ordinary office decorations as permitted pursuant to Article 6 of the Lease. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall install any resilient title or similar floor covering in the premises demised to such tenant except in a manner reasonably approved by Landlord.

(n)           No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, or advertise for laborers (as opposed to advertising for office employees who will work at the Building) giving an address at the Building.

(o)           No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of foods (except vending machines for use solely by Tenant’s employees, invitees and visitors) or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

(p)           The requirements of tenants will be attended to only upon application at the office of the building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

(q)           Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises permitted by the Lease.

(r)           The Tenant’s employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the building used in common by the occupants thereof.

(s)           Tenant, at its sole cost and expense, shall, if and when necessary in Landlord’s reasonable judgment, cause its premises to be exterminated, from time to time, to the reasonable satisfaction of Landlord, and shall employ such exterminators therefor as shall be reasonably approved by Landlord.

(t)           Any cuspidors or similar containers or receptacles used in any tenant’s premises shall be cared for and cleaned by and at the expense of Tenant.

(u)           Tenant shall use only the service elevator for deliveries and only at hours reasonably prescribed by Landlord. Bulky materials, as reasonably determined by Landlord, may not be delivered during usual Business Hours but only thereafter. Tenant agrees to pay for use of the service elevator at rates prescribed by Landlord.

(v)           Tenant shall have no right of access to the roof of the demised premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the demised premises or the Building without the prior written consent of Landlord Any aerial, fan, air conditioner or device installed without such written consent shall be subject to removal, at Tenant’s expense, without notice, at any time.

Exhibit 4

LANDLORD’S WORK

 Entire Sixth (6th) Floor (excluding common areas)

Demised Premises to be delivered in “as is, where is” condition, without any representation, except that Landlord shall perform the following using standard building materials (except as and where specifically provided to the contrary):

•	New Building Installation according to the attached plan (the “Plan”).

Notwithstanding anything contained in this Lease to the contrary, the parties agree as follows:

A.	Subject to the provisions of Article First of the Lease, Landlord shall substantially complete the following specifically listed items (the “Move In Items”) on or before November 30, 2010:
(i)   Phone/IT wiring;
(ii)  Install walls/work stations; it being agreed that reasonably sufficient amount of standard desks may be provided to Tenant on a temporarily basis in lieu of Formica tops which shall  be installed within a reasonable time after November 30, 2010; it being further agreed and understood that walls may be built within a few inches from their designated location on the Plan;
(iii) Lighting, provided that lighting fixtures are obtainable on or before November __, 2010;
(iv) Install front door to Demised Premises in addition to doors to three (3) internal offices designated as offices “x”, “y” and “z” on the Plan, it being understood that the doors to such internal offices may not initially fit Tenant’s exact specifications, provided that within a reasonable time after November 30, 2010, such specifications are met; and
(v)  Repair and paint flooring as needed, it being understood that the polyurethane portion of such work shall be performed within a reasonable time after November 30, 2010.
B.
Landlord and Tenant agree that only the above listed “Move In items” shall be required to be substantially completed by November 30, 2010, and that any other work in connection with Landlord’s Initial Work shall be performed by Landlord within a reasonable time after November 30, 2010 in a manner calculated not to unreasonably interfere with Tenant’s operation of business within the Demised Premises;

C.	Landlord and Tenant agree to deal in good faith and cooperate with each other with respect to completion of all aspects of Landlord’s Initial Work;

Note: Any delay caused by Tenant shall not extend any Free Rent period or serve to delay the Commencement Date under this Lease.